                              Exhibit 23.1b.











                     CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report, dated August 20, 1998, accompanying the financial statements of the Morgan Stanley Dean Witter Select Equity Trust Telecommunications Portfolio Series 1 included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.





DELOITTE & TOUCHE LLP




September 10, 1998
New York, New York